UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2018 (August 9, 2018)

RMG NETWORKS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 9, 2018, RMG Networks Holdings Corporation (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer complies with Nasdaq Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) due to the resignations from the board of directors of the Company, effective August 2, 2018, of Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter, which resulted in the Company having only one independent director and no members remaining on its audit and compensation committees.

Nasdaq advised the Company that, although the Company would normally have 45 calendar days to submit a plan to regain compliance, Nasdaq has determined to apply more stringent criteria based upon its review of the Company’s recent disclosures, particularly surrounding the simultaneous resignations of three of its independent directors. Nasdaq has provided the Company until August 23, 2018 to submit a plan and, if the Company’s plan is accepted, Nasdaq may grant an extension of time to evidence compliance of up to 180 calendar days from the date of the notice letter.

The Company is considering its options with respect to the actions it will take in response to Nasdaq’s notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 14, 2018

RMG NETWORKS HOLDING CORPORATION

	By:	/s/ Robert R. Robinson
		Name:	Robert R. Robinson
		Title:	Senior Vice President, General Counsel
and Secretary